May 7, 2015

Barfresh Food Group, Inc.

8530 Wilshire Blvd., Suite 450

Beverly Hills, California 90211

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Barfresh Food Group Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-1 (File No. 333-203340) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 10, 2015 for the resale of up to 16,780,333 shares of the Company’s common stock, $0.000001 par value per share (the “Common Stock”), consisting of 10,300,000 shares of Common Stock (the “Shares”) held by certain shareholders and 6,480,333 shares of Common Stock issuable upon exercise of Common Stock Warrants (the “Warrant Shares”), as described in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of officers and representatives of the Company and instruments, and we have made such inquiries of such officers and representatives of the Company, as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. With your consent, we have relied upon the foregoing and upon certificates or other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

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May 7, 2015 Page 2

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein.

For purposes of the opinion expressed below, and without limiting any other exceptions or qualifications set forth herein, we have assumed that at the time of exercise of the Warrants and after the issuance of the Shares underlying the Warrants (the “Warrant Shares”), the total number of issued and outstanding shares of the Company’s Common Stock, together with the total number of shares of the Company’s Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation, as amended and then in effect.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable and that the Warrant Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Libertas Law Group, Inc.